Microfilm Number__________    Filed with the Department of State on AUG 12 1999
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Entity Number 2888377         /s/ Kim Pizzingrilli
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                              Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 91)


         In compliance with the requirements of 15 Pa.C.S. ss.1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

         1. The name of the corporation is: Pinnacle Foods, Inc.

         2. The address of this corporation's current registered office in this Commonwealth is: 934 North 3rd Street, Philadelphia, PA 19123.

         3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law of 1988, as amended.

         4. The date of its incorporation is: July 20, 1999.

         5. The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

         6. The amendment was adopted by the Board of Directors pursuant to 15 Pa.C.S.ss.1914(a).

         7. The amendment adopted by the corporation, set forth in full, are as follows:

               (a) The Articles of Incorporation of this Corporation are hereby amended to include the following provisions:

               "In all elections for directors, each shareholder entitled to vote shall be entitled to only one vote for each share held, it being intended hereby to deny to shareholders the right of cumulative voting in the election of directors."

               (b) ARTICLE 3 of the Articles of Incorporation of this Corporation is hereby amended to read as follows:

               "The aggregate number of shares authorized is 50,000,000 shares of common stock, par value $0.01 per share."

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 9th day of August, 1999.


                                             Pinnacle Foods, Inc.

                                             By:  Samuel Lundy
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                                                  Name:  Samuel Lundy
                                                  Title:  President


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